Exhibit 99.1
Summary of Key Terms and Conditions:

Ownership Threshold, Holding Period & Approach to Grouping
Eligible shareholders who have continuously maintained qualifying ownership of at least 3% of the Company’s outstanding shares for at least the previous three years would generally be permitted to use the Company’s proxy statement to nominate, at the Company’s annual meetings of shareholders, eligible director candidates constituting up to 20% of the Board, subject to the terms and conditions set forth in the Company’s Bylaws.

Shareholders would be permitted to aggregate their continuously held shares in order to meet the 3% threshold, and up to 20 shareholders would be permitted to group their shares accordingly in order to meet the ownership threshold requirement. In order to facilitate the workability and usability of proxy access, members of fund families would be counted as one shareholder for purposes of the 20-person aggregation limit, rather than be treated as separate shareholders.

Calculation of Qualifying Ownership
In order to increase the likelihood that the interests of shareholders seeking to include director nominees in the Company’s proxy materials are aligned with those of other shareholders and that a “net long” position is maintained:

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Nominating shareholders would be considered to own only the shares for which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

•	Shares would not count if they have been sold, including in transactions that have not been settled or closed;

•	Shares would not count if they have been borrowed or purchased pursuant to an agreement to resell; and

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Shares would not count if they are subject to derivatives or similar arrangements, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of the Company’s outstanding Common Stock, which agreement or instrument has, or is intended to have, the purpose or effect of reducing voting rights or hedging, offsetting or altering gain or loss realized or realizable from maintaining the full economic ownership of such shares.

With respect to recallable loaned shares, a shareholder will be deemed for this purpose to still have voting rights over otherwise “owned” shares of the Company’s outstanding Common Stock that the shareholder has loaned in the ordinary course of business, so long as the shareholder has the right to recall such loaned shares upon giving no more than five days’ notice. Shareholders will be required to recall such shares as of the record date of the applicable annual meeting in order to vote any such shares at the meeting.

Maximum Number of Shareholder Nominated Candidates Available Under Proxy Access (Nominee Limit)
The maximum number of shareholder-nominated candidates nominated by all eligible shareholders that the Company would be required to include in its proxy materials would be 20% of the number of directors serving on the Board. If the 20% calculation does not result in a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 20%. Based on the Company’s current Board size of 11 directors, the maximum number of proxy access candidates that the Company would be required to include in its proxy materials for an annual meeting is two.

The number of permitted candidates would include director nominees submitted under the proxy access procedures that later withdraw or that the Board includes in the Company’s proxy materials as Board-nominated candidates, as well as directors in office for whom proxy access was previously provided or requested. Previously elected proxy access candidates would continue to count towards the nomination cap until they have served as Board nominees for three terms. Reductions in the size of the Board would result in a re-calculation of the number of available proxy access seats.

Nominating shareholders whose director nominees are elected to the Board will not be permitted to use proxy access to nominate other director nominees for the next two succeeding annual meetings after such director nominee is elected to the Board.

Procedure for Selecting Candidates in the Event the Number of Proxy Access Nominees Exceeds the Nominee Limit
Nominating shareholders who submit more than one director nominee would be required to rank their proposed nominees by preferred order of inclusion. If the number of shareholder-nominated candidates exceeds the nominee limit, the highest ranking qualified individual from the list proposed by each nominating shareholder, beginning with the nominating shareholder with the largest qualifying stock ownership and proceeding through the list of nominating shareholders in descending order of qualifying stock ownership, will be selected for inclusion in the proxy materials until the nominee limit is reached.

Nomination Deadline for Proxy Access
Requests to include shareholder-nominated candidates in the Company’s proxy materials pursuant to the proposed proxy access mechanism must be received no earlier than 150 days and no later than 120 days before the first anniversary of the date that the Company issued its proxy statement to shareholders for the previous year’s annual meeting of shareholders.

Information Required from Nominating Shareholders
Each shareholder seeking to include a director nominee in the Company’s proxy materials is required to provide certain information to the Company, including with respect to:

•	Proof of qualifying stock ownership;

•	Information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made pursuant to Section 14 of the Exchange Act;

•	Compensation arrangements;

•	Updates and supplements to previously provided information; and

•	The information required by the advance notice provisions of the Company’s Bylaws with respect to non-proxy access shareholder nominees.

Nominating shareholders would also be required to make certain representations to and agreements with the Company, including with respect to:

•	Having acquired the shares in the ordinary course of business;

•	Lack of intent to change or influence control of the Company;

•	Maintaining qualifying ownership through the record date and annual meeting date;

•	Providing accurate and complete information and disclosures;

•	Complying with applicable laws and regulations;

•	Assumption of liability and associated indemnification of covered matters and persons;

•	Refraining from nominating persons for election to the Board other than the shareholder’s nominees submitted through the proxy access process and related restrictions;

•	Refraining from distributing to shareholders any form of proxy statement or proxy card other than the form distributed by the Company;

•	Providing the Company with such other reasonably requested information; and

•	Filing solicitations with the SEC.

Information Required of Director Nominees Submitted Through Proxy Access
Each director nominee submitted under the proxy access mechanism is required to provide certain information to the Company and make certain written representations to and agreements with the Company, including with respect to:

•	Consenting to being named in the Company’s proxy statement and serving as a director, if elected;

•	Providing the same information required of non-proxy access shareholder nominees under the Company’s Bylaws;

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Whether the director nominee meets applicable audit committee independence requirements, “non-employee director” requirements under Rule 16b-3 of the Exchange Act, and “outside director” requirements under Section 162(m) of the Internal Revenue Code, or has been subject to certain regulatory or legal orders;

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Completing the same form of D&O questionnaire and form of representation and agreement regarding, among other matters, disclosure of third-party compensation agreements and voting commitments and compliance with fiduciary duties and the Company’s policies as required of other shareholder nominees under the Company’s Bylaws; and

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Providing such additional information necessary to determine if the director nominee is independent under applicable independence standards and if the nominee otherwise qualifies under the Company’s proxy access bylaws.

Inclusion of Supporting Statement
Nominating shareholders would be permitted to include in the Company’s proxy statement for the applicable annual meeting a 500-word statement in support of their director nominee(s). The Company may omit information and statements that the Company, in good faith, believes are materially false or misleading, impugn the character of any person or make charges of improper conduct (in each case without factual foundation), or would violate applicable laws or regulations.

Limitations on the Company’s Obligation to Include Proxy Access Director Nominees in the Proxy Statement
The Company would not be required to include a director nominee in the Company’s proxy materials under the proposed proxy access mechanism (or permit their nomination pursuant to such mechanism) if:

•	The requirements set forth in the proxy access bylaw are not met;

•	The election of the director nominee would cause the Company to violate its Charter or Bylaws, stock exchange requirements or any other applicable law, rule or regulation;

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The director nominee is not independent of the Company and of the nominating shareholder or is, or has been within the past three years, an officer, director or employee of the Company or of the nominating shareholder or an officer or director of a competitor (as defined in Section 8 of the Clayton Antitrust Act of 1914);

•	The director nominee or the nominating shareholder breaches applicable obligations, agreements or representations under the proxy access provisions or does not maintain eligibility; or

•	The Company has received nominations pursuant to the non-proxy access advance notice provisions of its Bylaws.

The Bylaws do not include a re-nomination restriction on proxy access director nominees tied to a nominee failing to receive a minimum level of votes in favor of such nominee’s election to the board.

Other terms and conditions as set forth in the Company’s Bylaws would also apply.